UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey

(Address of principal executive offices)

07083

(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBBYQ	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously disclosed, on June 12, 2023, Bed Bath and Beyond Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) entered into an Asset Purchase Agreement (the “Agreement”) with Overstock.com, Inc., a Delaware corporation (“Overstock”), under which Overstock agreed to acquire certain assets of the Company Parties, including intellectual property, business data, rights to mobile applications, and certain contracts and other related assets (collectively, the “Assets”), and assume certain specified liabilities of the Company Parties (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities, the “Transaction”) for a total purchase price of $21,500,000, with a portion of the purchase price held in escrow, to be released upon satisfaction of certain conditions, including providing confirmation that the liquidation of inventory and going out of business sales of the Company Parties have terminated, and the satisfaction of certain intellectual property conditions. On June 28, 2023, Overstock completed the Transaction and acquired the Assets of the Company Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2023

BED BATH & BEYOND INC.

By:	/s/ David M. Kastin

David M. Kastin
Executive Vice President, Chief Legal Officer & Corporate Secretary

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